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                               [LETTERHEAD]




                    CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 33-57100) and Forms S-8 (No. 33-40397 and
No. 33-44776) of Flow International Corporation of our report dated June 5, 2000 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.


    /s/ PricewaterhouseCoopers LLP

Seattle, Washington
July 25, 2000